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                                                                   EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-09415 and 333-41279 on Form S-3 and Registration Statement No. 333-09417 on Form S-8 of Vista Information Solutions, Inc. of our report dated March 19, 1999 relating to the consolidated financial statements of GeoSure, L.P. as of and for the year ended December 31, 1998, appearing in this Form 8-K/A of Vista Information Solutions, Inc. to be filed on or about March 30, 1999.

Deloitte & Touche LLP
San Diego, CA
March 29, 1999